                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14

                            U. S. Laboratories Inc.
                            -----------------------
               (Name of Registrant as Specified in its Charter)

     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

7.   Form, Schedule or Registration Statement No.:

8.   Filing Party:

9.   Date Filed:

                            U.S. Laboratories Inc.

                               7895 Convoy Court

                                   Suite 18

                          San Diego, California 92111

                 Notice of 2001 Annual Meeting of Stockholders

                            to be held June 23, 2001

Dear Fellow Stockholder:

     We invite you to attend our 2001 annual meeting of stockholders on Saturday, June 23, 2001 at 10:00 a.m. at the Portofino Bay Hotel at Universal Orlando, 5601 Universal Boulevard, Orlando, Florida 32819. Everyone who held shares of our common stock on May 11, 2001 will be entitled to vote at the annual meeting on the following matters:

     .  the election of all our directors; and

     .  any other business that may properly come before the annual meeting.

     We have enclosed a proxy card and our 2000 annual report along with this proxy statement. Your vote is important no matter how many shares you own. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to stockholders is May 23, 2001. Even if you plan to attend the annual meeting, please complete, date and sign the proxy card and mail it as soon as you can in the envelope provided. If you attend the annual meeting, you may revoke your proxy and vote your shares in person.

     Thank you for your continued support. We look forward to seeing you at the annual meeting.

                                 Sincerely,



                                 U.S. Laboratories Inc.
                                 Dickerson Wright
                                 Chief Executive Officer

San Diego, California
May 23, 2001

                                        Frequently Asked Questions

Q:  Why did I receive this proxy statement?        Q:  Who will count the votes?

    Our board has sent you this proxy statement        Our transfer agent and registrar will count the votes by
    to ask for your vote, as a stockholder, on         proxy, and the votes by ballot will be counted by MaryJo
    certain matters to be voted on at our              O'Brien, who will act as inspector of elections at the
    upcoming annual stockholders' meeting.             annual meeting.

Q:  What am I voting on?                           Q:  What constitutes a quorum?

    You will vote on the re-election of our            A quorum refers to the number of shares that must be in
    directors and on any other matters that            attendance at a meeting to lawfully conduct business.  A
    are properly brought at the meeting.               majority of the shares of U.S. Labs' common stock
                                                       entitled to be cast will represent a quorum.  As a
Q:  Do I need to attend the annual meeting in          result, shares representing at least 1,784,169 votes must
    order to vote?                                     be present at the annual meeting before we can take the
                                                       actions called for at the meeting.  A quorum is assured
    No.  You can vote either in person at the          because our officers and directors own more than
    annual meeting or by completing and                2,006,921 shares.
    mailing the enclosed proxy card.
                                                  Q:   What happens if I sign and return my proxy card but
Q:  Who is entitled to vote?                           do not mark my vote?

    You are entitled to vote if you owned              If you return a signed proxy card without indicating
    shares as of the close of business on May          whether you wish to vote for or against the proposals,
    11, 2001, which is called the record date.         Dickerson Wright and Joseph Wasilewski, as proxies, will
    You will be entitled to one vote per share         vote your shares to elect the board's nominees for
    for each share of our common stock you             directors.
    owned on the record date.
                                                   Q:  How can I revoke my proxy?
Q:  How many shares of U.S. Lab's stock   are
    entitled to vote?                                  A proxy given pursuant to this solicitation may be
                                                       revoked at any time before it is voted.  Proxies may be
    A total of 3,561,215 shares of common stock        revoked by:
    will be entitled to vote at the annual
    meeting.                                           .  executing and delivering to our secretary a later
                                                          dated proxy relating to the same shares prior to the
Q:  What percentage of U.S. Labs' votes do                exercise of the proxy,
    directors and officers own?
                                                       .  filing with our corporate secretary at or before the
    Approximately 56.4% of our shares, as of              meeting a written notice of revocation bearing a later
    the record date, are controlled by our                date than the proxy, or
    directors and officers.
                                                       .  attending the meeting and voting in person (although
Q:  What are the voting procedures?                       attendance at the meeting will not in and of itself
                                                          constitute revocation of a proxy).
    The vote required for approval of the stock
    incentive plan is the affirmative vote of
    a majority of the votes represented and
    voted at the meeting.  The vote required
    for election of directors is a plurality
    of the votes cast.

                             ELECTION OF DIRECTORS

Director Nominees

     At the annual meeting, our stockholders will elect all of the directors to hold office until our annual meeting held in 2002. All of the current directors have been nominated for re-election, and a tenth director seat will be added.
We have nominated James R. Vogler to fill this position. Dickerson Wright and Joseph Wasilewski, as proxies, intend to vote for the election of all of our board's nominees. If one of our nominees becomes unable to serve as a director before the annual meeting, they will also vote for the replacement recommended by the board.

     Under Delaware law, stockholders elect directors by a plurality of the votes cast. This means that the nominees receiving the largest number of votes, even if less than a majority, will be elected as directors. Any shares that do not vote, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

     We recommend a vote for all the nominees for director.

Directors and Executive Officers

     Our nominees for directors and their ages and positions held with us are as follows:


     Name                     Age   Positions
     ----                     ---   ---------
     Dickerson Wright         54    Chief Executive Officer, President and
                                    Chairman of the Board of Directors

     Gary H. Elzweig          45    Executive Vice President and Director

     Donald C. Alford         56    Executive Vice President, Secretary and
                                    Director

     Mark Baron               45    Executive Vice President and Director

     Martin B. Lowenthal      44    Executive Vice President and Director

     Joseph M. Wasilewski     51    Chief Financial Officer and Director

     Thomas H. Chapman        70    Director

     James L. McCumber        53    Director and Member of Audit and
                                    Compensation Committees

     Robert E. Petersen       54    Director and Member of Audit and
                                    Compensation Committees

     James R. Vogler          48    Nominee for Director

     Each of our directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. There are no arrangements or understandings between us and any person pursuant to which any director has been selected. No member of the board is related to any other member of the board.

     Dickerson Wright, P.E., is our founder and has served as our chairman of the board of directors and president since our incorporation in October 1993. Mr. Wright is a registered professional engineer with a history of building and managing engineering service companies and has over 25 years experience in the independent testing and inspection industry. Prior to founding our company, he was the co-owner and executive vice president of American Engineering Laboratories and a senior executive with Professional Service Industries. Mr. Wright also served as president and chief executive officer of Western State Testing, as national group vice president of United States Testing Company, and as executive vice president of Professional Service Industries during this time.

     Gary H. Elzweig, P.E., is a co-founder of Professional Engineering and has served as president of Professional Engineering since its incorporation in March 1987. Mr. Elzweig has served as our executive vice president and director since May 1998. He is a registered professional engineer with over 20 years of experience in engineering, design, and testing. Mr. Elzweig also serves as Chairman of Broward County's Board of Rules and Appeals Foundations Subcommittee, and Building Envelope Subcommittee.

     Donald C. Alford, M.B.A., has served as our executive vice president and director since May 1998 and secretary since June 1999. Mr. Alford was an owner of Wyman Enterprises, Inc. and served as its vice president and chief financial officer from April 1996 until we acquired it. Mr. Alford continued to work for us as an officer of Wyman Testing after our acquisition of Wyman Enterprises, Inc. Mr. Alford was co-founder of Cornerstone Development, a real estate company that developed approximately 20 major projects in the San Diego area from 1983 to 1991. From October 1991 to June 1994, Mr. Alford served as president of Procom Supply Corporation, a wholesale distributor of telephone equipment. Mr. Alford also served as managing partner of S.A. Assets, LLC, a real estate development company, from July 1994 to September 1996.

     Mark Baron has been president and director of San Diego Testing Engineers since May 1998 and has served as our executive vice president and director since May 1998. Mr. Baron also was employed in the position of manager of business development with Professional Service Industries from November 1989 to October 1996. He has over 20 years experience in the construction industry. Mr. Baron is a certified OSHPD Class A Construction Inspector.

     Martin B. Lowenthal has recently been promoted to be our executive vice president of national sales. He is a director of U.S. Engineering and has served as a director since May 30, 1998. Mr. Lowenthal has served as president and director of U.S. Engineering since November 1994 and as secretary of U.S. Engineering since its incorporation in October 1993. Mr. Lowenthal has 16 years of management experience in the engineering and testing industry. He has overseen inspection and testing operations in six states, including New Jersey, New York, Delaware, Pennsylvania, Maryland, and Virginia.

     Joseph M. Wasilewski, C.P.A./M.B.A., has served as our chief financial officer, treasurer and director since July 1999. Mr. Wasilewski has been instrumental in establishing accounting systems and internal controls for the company and its subsidiaries since its incorporation in 1993 on a consulting basis prior to becoming CFO. He has over 30 years experience on the financial side of the inspection/consulting/engineering business. Mr. Wasilewski's previous experience includes serving as CFO for LK Comstock & Co., Inc., a part of a multinational French-based conglomerate performing construction services. Before Comstock, he was the CFO for the 25-branch operation of SGS/United States Testing Co., Inc., a multinational Swiss-based engineering conglomerate.

     Thomas H. Chapman, R.C.E., has served as a director of San Diego Testing Engineers since March 1997 and has served as one of our directors since May 1998. Mr. Chapman previously served as president of San Diego Testing Engineers from March 1997 to May 1998 and has been employed by San Diego Testing Engineers since May 1997. Mr. Chapman originally joined the predecessor to San Diego Testing Engineers in 1968 and eventually left San Diego Testing Engineers in 1989 when he went to work for Law Engineering. He served as the office manager for Law Engineering until he rejoined San Diego Testing Engineers in 1997. He is currently a vice president of San Diego Testing Engineers. Mr. Chapman has been involved in several notable projects in San Diego, including the San Diego Convention Center, the Hyatt Regency Hotel, the City Front Terrace and One Harbor Drive. Mr. Chapman earned his degree in Civil Engineering from San Diego State University and is a California Registered Civil Engineer.

     James L. McCumber is the chairman, chief executive officer and founder of McCumber Golf, an internationally recognized firm noted for the design and construction of landmark golf courses. McCumber Golf was founded in 1971. Mr. McCumber has been one of our directors since May 1998. Additionally, he serves as a committee man for the United States Golf Association.

     Robert E. Petersen, C.P.A., has served as one of our directors since May 1998. Mr. Petersen has served as president of Asset Management Group, a retail and industrial property management firm, since October 1983. Mr. Petersen has also served as senior vice president and chief financial officer of Collins Development Co. and vice president of La Jolla Development Co., both of which of are real estate development companies, since October 1983.

     James R. Vogler is a nominee for director. Mr. Vogler is a partner with Barack Ferrazzano Kirschbaum Perlman & Nagelberg, a law firm located in Chicago, Illinois. Mr. Vogler and his law firm have represented us in various legal matters in 2000. Prior to joining Barack Ferrazzano in May 2000, Mr. Vogler was a partner at Foley and Lardner, in Chicago, Illinois, since 1996.

Current Board Composition, Meetings and Committees

     Our board met twice in 2000. During 2000, all directors attended at least 75 percent of the meetings of the board and the committees on which they served.

     Currently, we have a standing compensation committee currently composed of Messrs. McCumber and Petersen. The compensation committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under our existing incentive compensation plans.

     We also have a standing audit committee composed of Messrs. McCumber and Petersen, each independent directors. The audit committee assists in selecting our independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors. Our audit committee charter, which sets forth the committee's duties and responsibilities, is attached as Exhibit A. We anticipate Mr. Vogler joining the audit committee after the annual meeting.

     The compensation and audit committees each met twice during 2000.

Compensation Committee Interlocks and Insider Participation

     During 2000, the members of the compensation committee were Messrs. McCumber and Petersen. Neither of these individuals was an officer or employee of U.S. Labs or any of our subsidiaries during 2000, and neither of these individuals is a former officer or employee of U.S. Labs or any of our subsidiaries.

Director Compensation

     We reimburse all of our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at board meetings. During 2000, we compensated our non-employee directors $1,000 for each board meeting attended and $500 for each meeting attended by teleconference. In 1998, under our 1998 stock option plan, each non-employee director received an option to purchase 5,000 shares of common stock at an exercise price of $6.00 per share. Directors who are members of our subsidiaries' boards received an additional grant of an identical option to purchase 5,000 shares for each board membership. Each non-employee board director will receive an additional 2,000 options for each year the non-employee director remains on the board. These options will have an exercise price equal to 100% of the fair market value of the common stock on the grant date.

Executive Compensation

     The following table sets forth certain information concerning compensation paid or accrued by us for the fiscal years ended December 31, 2000 and 1999 to or for the benefit of our chief executive officer and our four other most highly compensated executive officers whose total annual compensation for 2000 exceeded $100,000 each.

                                               SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                                                         Long Term
                                                                                                        Compensation
                                                            Annual Compensation                            Awards
------------------------------------------------------------------------------------------------------------------------
          (a)                       (b)          (c)              (d)                 (e)                   (f)
                                  Fiscal
                                   Year                                                                  Securities
                                   Ended                                         Other Annual            Underlying
        Name and                 December     Salary/(1)/      Bonus/(2)/         Compensation             Options/
   Principal Position              31st          ($)              ($)                 ($)                  SARs(#)
------------------------------------------------------------------------------------------------------------------------
Dickerson Wright                    2000         $251,530       $78,000             $  ---                 10,000
 Chief Executive Officer            1999          192,664        53,000                ---                 15,000
 and President
------------------------------------------------------------------------------------------------------------------------
Gary H. Elzweig                     2000         $201,199       $75,000             $  ---                  5,000
 Executive Vice President           1999          140,000        31,567                ---                 10,000
------------------------------------------------------------------------------------------------------------------------
Martin  B. Lowenthal                2000         $104,869       $39,400             $  ---                   ---
 Executive Vice                     1999           81,200        28,000                ---                   ---
 President

------------------------------------------------------------------------------------------------------------------------
Donald C. Alford                    2000         $140,837       $45,000             $  ---                 10,000
 Executive Vice                     1999           91,708        15,000                ---                 15,000
 President and Secretary
------------------------------------------------------------------------------------------------------------------------
Joseph M. Wasilewski                2000         $122,029       $65,000             $  ---                 10,000
 Chief Financial Officer            1999           91,000         6,000                ---                 65,000
------------------------------------------------------------------------------------------------------------------------

_______________________

     (1) The aggregate amount of perquisites and other personal benefits, securities or property was less than the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

     (2)  Includes value of stock granted pursuant to the 1999 Stock Bonus Plan.

     The following table provides the specified information concerning grants of options to purchase our common stock made during 2000 to persons named in the Summary Compensation Table.

                                     Options/SAR Grants in Last Fiscal Year

                                Number of            Percent Total
                               Securities            Options/SARs
                               Underlying             Granted to
                              Options/SARs           Employees in         Exercise or Base
Name                            Granted               Fiscal Year            Price ($/Sh)         Expiration Date
----                          ------------           ------------          ---------------       ----------------
Dickerson Wright................ 10,000                    8.2%                  $6.60              02/22/05
Gary H. Elzweig.................  5,000                    4.1%                  $6.60              02/22/05
Martin B. Lowenthal.............   ---                     ---                    ---                  ---
Donald C. Alford................ 10,000                    8.2%                  $6.00              02/22/05
Joseph M. Wasilewski............ 10,000                    8.2%                  $6.00              02/22/05

     The following table provides information concerning exercises of options and warrants to purchase our common stock in 2000, and unexercised options and warrants held at fiscal year end by the persons named in the Summary Compensation Table. The value of the unexercised options and warrants that are in the money was calculated by determining the difference between the fair market value per share of our common stock on December 31, 2000 and the exercise price of the options and warrants.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values


                          Number of                      Number of Securities
                          of Shares                      Underlying Unexercised         Value of Unexercised in-the-
                          Acquired                       Options and Warrants at        Money Options and Warrants
                          on           Value             December 31, 2000              at December 31, 2000
                          Exercise     Realized   ---------------------------------  --------------------------------
                          --------     --------    Exercisable      Unexercisable     Exercisable     Unexercisable
                                                  ---------------  ----------------  --------------  ----------------
Dickerson Wright........   ---          ---           124,547          70,453            ---             ---
Gary H. Elzweig.........   ---          ---            75,453           4,547            ---             ---
Martin B. Lowenthal.....   ---          ---            35,000             ---            ---             ---
Donald C. Alford........   ---          ---            55,000             ---            ---             ---
Joseph M. Wasilewski....   ---          ---            38,332          41,668            ---             ---

Employment Agreements


     We have entered into employment agreements with Messrs. Wright, Elzweig, Alford, Baron, Lowenthal and Wasilewski. Each of these agreements has a term of three years, and provides that we may terminate any of the agreements with or without cause. These employment agreements also provide for 12 months of severance pay at the rate of 50% of the applicable executive's compensation in the event the executive is terminated other than for cause prior to the end of the three-year term, except for Mr. Wasilewski whose agreement provides for 24 months of severance pay at a rate of 50%.

     On August 31, 2000 we amended the employment agreement for Mr. Wasilewski to include a bonus provision whereby he is guaranteed a minimum bonus of $10,000 per year for the next five years payable on August 31 each year in cash or at his option, Mr. Wasilewski may purchase shares of our stock in lieu of the cash payment. If there is a change in control, all payments will automatically accelerate.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2001, by:

       . each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

       .  each of our directors and nominee for director; and

       .  all of our current directors and executive officers as a group.

     The persons listed below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable. The "Number of Shares" column in the table includes shares issuable upon exercise of options and warrants exercisable within 60 days of March 31, 2001. The number of options and warrants exercisable within 60 days of March 31, 2001 are listed in the "Shares Issuable Upon Exercise of Options or Warrants" column.

                                                                                  Shares Issuable
                                                                                 Upon Exercise of
                                           Number of           Percentage           Options or
Name of Beneficial Owner                    Shares             Ownership             Warrants
------------------------              -------------------      ----------        ---------------
Dickerson Wright..................         1,837,229             53.64%               124,547
Gary H. Elzweig...................           335,534              9.91                 84,547
Martin B. Lowenthal...............            94,926              2.85                 35,000
Donald C. Alford..................           115,978              3.46                 55,000
Mark Baron........................            76,052              2.28                 40,000
Thomas H. Chapman.................            51,861              1.56                 25,000
Joseph M. Wasilewski..............            68,420              2.04                 54,998
James L. McCumber.................            11,000               *                   11,000
Robert E. Petersen................            13,000               *                   11,000
James R. Vogler...................                 0               --                    --

All current directors and officers.............  2,604,000      69.59%     441,092
 as a group (9 persons)

---------------------
  *   Represents less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance


     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq SmallCap Market. Our officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

     Based solely on review of the copies of forms furnished to us or written representations from certain reporting persons that no Forms 5 were required, we believe that, during 2000 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                              RELATED TRANSACTIONS

     All ongoing present and future transactions with our affiliates have been, and will continue to be, on terms no less favorable to us than could have been obtained from unaffiliated parties, and will be approved by a majority of no less than two of our independent directors. These independent directors will not have an interest in those transactions and will have access, at our expense, to our counsel or independent legal counsel.

     At December 31, 2000, Dickerson Wright, owed $140,863 to us. The total amount is due on September 30, 2005 in one payment and is non-interest bearing.

     Mr. Vogler, a nominee for director, is a partner at Barack Ferrazzano Kirschbaum Perlman & Nagelberg, a law firm located in Chicago, Illinois. Mr. Vogler and his firm have worked on various legal matters for us in 2000, for which we were billed $117,175. During the year 2000, we paid Mr. Vogler's prior firm $127,495.

     In December 1999, we entered into a stock purchase agreement with Gary Elzweig for all of the outstanding stock of The Building Department, Inc., for a total price of $93,000. $30,000 cash was paid in 1999 and the balance of $63,000 was paid in February 2000.

     In October 1998, our $1,700,000 line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit, both of which are guaranteed by Mr. Wright and his spouse. In July 1998, we also entered into a $500,000 line of credit that is personally guaranteed by Mr. Wright and his spouse. We used this $500,000 line of credit to repay in full to the bank the $480,000 loan made to us through the use of Mr. Wright's personal line of credit.

     As part of the consideration for the acquisition of Wyman Enterprises, Inc.'s assets, we issued a non-interest-bearing note payable to Donald C. Alford in the principal amount of $150,000. The note payments are due in four equal annual installments of $37,500 beginning in March 1999.

                             AUDIT COMMITTEE REPORT

  The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by U.S. Labs shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

     The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-KSB. The committee is comprised solely of independent directors.

     The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and Ernst & Young LLP, our independent auditors. The committee has also discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Ernst & Young, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-KSB for the fiscal year ending December 31, 2000 for filing with the SEC.

                                Audit Committee:
                               James L. McCumber
                               Robert E. Petersen

                            INDEPENDENT ACCOUNTANTS

     On April 21, 2000, our board of directors replaced Singer Lewak Greenbaum & Goldstein LLP as our principal accountants. Singer's reports on our financial statements for each of the preceding two fiscal years ended December 31, 1998 and 1999, were unqualified. During those fiscal years, in the period between January 1, 2000 and April 21, 2000, and since that time, there were no disagreements between us and Singer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Singer, would have caused it to make reference to the subject matter of the disagreements in its reports. On April 21, 2000, we retained Ernst & Young LLP as our principal accountants. Our independent auditor for 2000 was Ernst & Young and we have appointed them as our auditor for 2001. We do not anticipate that a representative from Ernst & Young will be present at the annual meeting.

Audit Fees

      The aggregate fees and expenses billed by Ernst & Young in connection with the audit of our annual financial statements as of and for the year ended December 31, 2000 and for the required review of our financial information included in our Form 10-QSB filings for the year 2000 was $75,000.

Financial Information Systems Design and Implementation Fees

     There were no fees incurred for these services for the year 2000.

All Other Fees

     The aggregate fees and expenses billed by Ernst & Young for all other services rendered to us for 2000 was $169,273.

     The audit committee, after consideration of the matter, does not believe that the rendering of these services by Ernst & Young to be incompatible with maintaining its independence as our principal accountant.

                        AVAILABILITY OF FORM 10-KSB AND
                         ANNUAL REPORT TO STOCKHOLDERS

     SEC rules require us to provide an annual report to stockholders who receive this proxy statement. We will also provide copies of the annual report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the annual report, and attached exhibits are available without charge to stockholders upon written request to Secretary, U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     For inclusion in our proxy statement and form of proxy relating to the 2002 annual meeting of stockholders, stockholder proposals must be received by us on or before January 18, 2002 and must otherwise comply with our bylaws.

                                 OTHER MATTERS

     We expect that the election of directors will be the only matter presented for stockholder consideration at the annual meeting. Other matters may properly come before the annual meeting, and the proxies named in the accompanying proxy will vote on them in accordance with their best judgment.

     We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. We do not

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anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose. We will, however, reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

                                 U.S. Laboratories Inc.



                                 Dickerson Wright
                                 Chief Executive Officer
San Diego, California
May 23, 2001

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

                                                                       EXHIBIT A
                                                                       ---------

                            U.S. Laboratories Inc.
           Charter of the Audit Committee of the Board of Directors

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and U.S. Laboratories. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and U.S. Laboratories. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to U.S. Laboratories' financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of U.S. Laboratories' financial statements, and the legal compliance and ethics programs as established by management and the board. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of U.S. Laboratories. In discharging it oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of U.S. Laboratories and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee U.S. Laboratories' financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing U.S. Laboratories' financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The process are set forth as a guide with the understanding that the committee shall supplement them as appropriate.

                                                                       EXHIBIT A
                                                                       ---------


                            U.S. Laboratories Inc.
           Charter of the Audit Committee of the Board of Directors

 .    The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of U.S. Laboratories' shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and U.S. Laboratories and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of U.S. Laboratories' independent auditors, subject to the shareholders' approval.

 .    The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy and effectiveness of the accounting and financial controls, including U.S. Laboratories' system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

 .    The committee shall review the interim financial statements with management and the independent auditors prior to the filing of U.S. Laboratories' Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair if the committee may represent the entire committee for the purposes of this review.

 .    The committee shall review with management and the independent auditors the financial statements to be included in U.S. Laboratories' Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.